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                                                                     EXHIBIT 5.2



                        [PALMER & DODGE LLP LETTERHEAD]


                                  June 4, 1998


Lamar Advertising Company
555 Corporate Boulevard
Baton Rouge, Louisiana 70808


     Reference is made to our opinion dated April 20, 1998 and included as
Exhibit 5.1 to the Registration Statement on Form S-3 (the "Registration Statement") filed on April 21, 1998 by Lamar Advertising Company (the "Company"), a Delaware corporation, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). We are rendering this supplemental opinion in connection with the prospectus supplement (the "Prospectus Supplement") filed on June 5, 1998 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of 6,375,000 shares of the Company's Class A Common Stock, $0.001 par value (the "Shares"), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

     We have acted as your counsel in connection with the preparation of the Registration Statement and the Prospectus Supplement. We are familiar with the proceedings of the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares. We have examined such other documents as we consider necessary to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor at the price to be determined pursuant to the resolutions adopted by the Board of Directors, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Prospectus Supplement.


                                        Very truly yours,

                                        /s/ Palmer Dodge LLP

                                        Palmer & Dodge LLP